January 28, 1994


BY ELECTRONIC SUBMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                            Resource Mortgage Capital, Inc.
                     (formerly RAC Mortgage Investment Corporation)
                            Form S-3 Registration Statement
                       and Post-Effective Amendment No. 1 to
                       Registration Statement No. 33-049821

Ladies and Gentlemen:

  Resource Mortgage Capital, Inc. (the "Company") hereby submits its Registration Statement on Form S-3, including exhibits thereto, for filing in connection with the registration under the Securities Act of 1933 of 1,000,000 additional shares of its Common Stock. This electronic filing is submitted in accordance with Regulation S-T of the 1933 Act and the EDGAR Filer Manual. Pursuant to Item 901(d) of Regulation S-T, a paper copy of this electronic filing shall be submitted within six business days after this filing.

  A wire transfer in the amount of $10,043, in payment of the required registration fee, is being sent of the lock box depository maintained by the Commission at Mellon Bank in Pittsburgh, Pennsylvania (Account Number 9108739, ABA # 043000261), before 5:30 p.m. today.

  As noted on the cover page of the Registration Statement, the Registration Statement constitutes both an original Registration Statement for 1,000,000 additional shares of Common Stock and Post-Effective Amendment No. 1 to Registration Statement No. 33-049821 on Form S-3 as it relates to previously registered but unsold shares. Registration Statement No. 33-049821 was filed with the Securities and Exchange Commission on July 23, 1993.

  The Common Stock of the Company is registered on the New York Stock Exchange and with the Securities and Exchange Commission pursuant to
Section 12(b) of the Securities Exchange Act of 1934. Under separate cover, a hard copy of this filing is being sent to the New York Stock Exchange.

  Pursuant to Rule 462 and Rule 464 of the Securities Act of 1933, this Registration Statement will become effective automatically upon filing.

                                      Very truly yours,

                                      Thomas H. Potts
                                      President

Enclosures
cc:  Elizabeth R. Hughes, Esq. (w/ encl.)

As filed with the Securities and Exchange Commission on January 28,
1994.

                                               Registration No. 33------

- ------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                              -------------------------

                                      FORM S-3*

                                 REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933
                              -------------------------

                          RESOURCE MORTGAGE CAPITAL, INC.
              (Exact name of registrant as specified in its charter)

        VIRGINIA                                       52-1549373
(State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                Identification No.)

                             10500 Little Patuxent Parkway
                                     Suite 650
                               Columbia, Maryland  21044
                                   (410) 715-2000
           (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                     Thomas H. Potts
                                      President
                           Resource Mortgage Capital, Inc.
                          10500 Little Patuxent Parkway
                                   Suite 650
                            Columbia, Maryland  21044
                                  (410) 715-2000
            (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                      Copy to:

                                Elizabeth R. Hughes, Esq.
                               Venable, Baetjer and Howard
                        1800 Mercantile Bank and Trust Bldg.
                                  2 Hopkins Plaza
                            Baltimore, Maryland  21201
                                  (410) 244-7400
                                 -------------------
        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration
Statement.

* In addition, pursuant to Rule 429, this Registration Statement on Form S-3 constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-049821 on Form S-3 filed by Registrant on July 23, 1993.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.    //xx//

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. // //

                                -----------------------

	CALCULATION OF REGISTRATION FEE
==============================================================================
Title of                    Proposed           Proposed
Securities      Amount      Maximum Offering   Maximum Aggregate  Amount of
Being           Being       Price Per          Offering           Registration
Registered      Registered  Unit (1)           Price (1)          Fee (2)
- ------------------------------------------------------------------------------
Common Stock
($.01 par
 Value) ......  1,000,000   $29.125            $29,125,000        $10,043
                 shares
==============================================================================
    (1) Estimated solely for the purposes of calculating the Registration Fee.

    (2) Calculated pursuant to Rule 457(c) based upon the average of the high and low prices of Common Stock reported on the New York Stock Exchange composite tape as of January 24, 1994.

  The within Prospectus covers the 1,000,000 shares of Common Stock being registered hereunder, plus the 98,800 shares of Common Stock registered by Registrant under Registration Statement No. 33-049821 on Form S-3. The registration fees in respect to the latter shares of Common Stock were paid at the time of the original filing of Registration Statement No. 33-049821 relating to those shares of Common Stock.

                                   Prospectus
                         Resource Mortgage Capital, Inc.
                            Dividend Reinvestment and
                               Stock Purchase Plan



  The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Resource Mortgage Capital, Inc. (the "Company") provides owners of shares of the Company's common stock (the "Common Stock") with a convenient and economical method of investing cash dividends and optional cash deposits in additional shares of the Common Stock at a discount, in most cases, to the market price. A participant in the Plan may purchase additional shares of the Common Stock from the Company by:
(i) reinvesting some or all cash dividends paid on shares of the Common Stock; or (ii) making optional cash deposits subject to a minimum purchase limit of $50 and a maximum purchase limit of $10,000 for each calendar month, whether or not the participant's dividends are being reinvested. The price to be paid for such additional shares will be a price equal to the Market Price (as defined below) less a 3% percent discount when shares are purchased directly from the Company (subject to change). The same price will apply to the reinvestment of cash dividends and to the investment of optional cash deposits.

  To enroll in the Plan, simply complete the enclosed Authorization Card and return it to the Plan Administrator (as hereinafter defined) at the address provided on the card. A broker, bank or other nominee may reinvest dividends and make optional cash deposits on behalf of beneficial owners. Stockholders previously enrolled in the Plan will continue to participate without any further action required on their part.

  This Prospectus relates to 1,098,800 authorized and unissued shares of the Common Stock registered for sale under the Plan. Participants should retain this Prospectus for future reference.

  The executive offices of the Company are located at 10500 Little Patuxent Parkway, Suite 650, Columbia, Maryland 21044, and its telephone number is (410) 715-2000.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE
CONTRARY IS UNLAWFUL.

This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

Incorporation of Documents by Reference

  The following documents, filed with the Commission pursuant to the 1934 Act, are incorporated by reference in this Prospectus:

  1.  The Company's Annual Report on Form 10-K for the year ended
December 31, 1992, amended as reflected in the Form 10-K\A for the year ended December 31, 1992.

  2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993, and September 30, 1993, and any amendments thereto.

  3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the 1934
Act, including any amendment or report filed to update the description.

  All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and before termination of this offering are incorporated by reference into this Prospectus from the date of filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

  Anyone receiving a copy of this Prospectus may obtain, without charge, a copy of any of the documents incorporated by reference, except for the
      exhibits, if any, to those documents.  Mail your request to:

             Resource Mortgage Capital, Inc.
             10500 Little Patuxent Parkway, Suite 650
             Columbia, Maryland  21044
             Attention:  Investor Relations

or call (410) 715-2000.

The date of this Prospectus is January 28, 1994.


The Company

  Resource Mortgage Capital, Inc. (the "Company") operates a mortgage conduit and invests in a portfolio of residential mortgage securities. The Company's primary strategy is to use its mortgage conduit operations, which involve the purchase and securitization of residential mortgage loans, to create investments for its portfolio. The Company has recently broadened its conduit programs and loan products within the residential mortgage market in order to diversify its sources of income and investments. The Company's principal sources of income are net interest income on its investment portfolio, gains on the securitization and sale of mortgage loans and the interest spread realized while the mortgage loans are being accumulated for securitization.

  As a real estate investment trust, the Company distributes annually at least 95% of its taxable income to shareholders.

  The Company's corporate headquarters are in Columbia, Maryland, with its principal operations office in Glen Allen, Virginia.

  The Company's Common Stock is listed on the New York Stock Exchange under the symbol "RMR".

Available Information

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information concerning the Company can be inspected at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549,
      and the Commission's Regional Offices at 7 World Trade Center, New
York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, DC 20549 at prescribed rates. Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The Plan

  The Plan provides eligible holders of the Common Stock with a convenient and economical method of investing cash dividends and optional cash deposits in additional shares of the Common Stock at a discount, in most cases, to the market price and without payment of any brokerage commission or service charge. The Plan is intended to benefit long-term investors who wish to increase their investment in the Common Stock.

  Eligible holders of the Common Stock who wish to participate in the Plan (each, a "Participant") may elect to have cash dividends paid on all or a portion of their shares of the Common Stock automatically reinvested in additional shares of the Common Stock(see "Eligibility" below).

  Each month, Participants may elect to invest optional cash deposits in additional shares of the Common Stock, subject to a minimum per month purchase limit of $50 and a maximum per month purchase limit of $10,000. Participants may make optional cash deposits even if dividends on their shares of the Common Stock are not being reinvested.

  The Company retains the right to limit the amount of optional cash deposits it accepts for investment during any month if the amount of such optional cash deposits exceeds the amount that the Company believes, in its sole discretion, it can invest in a timely manner. In such case, each optional cash deposit of each Participant would be reduced by the same percentage and promptly returned without interest.

  Shares for the Plan may be purchased, at the discretion of the Company, either (i) directly from the Company or (ii) in the open market or otherwise. Shares purchased from the Company will be authorized but unissued shares and will provide the Company with funds for general corporate purposes.

  Should circumstances arise that make the purchase of new shares from the Company impractical (if, for example, the market price of the Common Stock fell below the book value per share), the Company reserves the right to purchase shares on the open market. Shares purchased on the open market will not be eligible for the discount to market price.

Administration

        A plan administrator (the "Plan Administrator") will administer the Plan, keep records, send statements of account to each Participant and perform other duties related to the Plan. The Company has selected First Union National Bank of North Carolina ("First Union") to serve as the Plan Administrator. Shares purchased for each Participant under the Plan will be held in safekeeping by or through the Plan Administrator until such Participant terminates their participation in the Plan or until a written request is received from such Participant for issuance of a stock certificate for all or a portion of its shares. First Union also acts as dividend disbursing agent, transfer agent and registrar for the Common Stock.

Eligibility

  Two types of stockholders are eligible to be "Participants":
(a) stockholders whose shares of the Common Stock are registered in their own names on the stock transfer books of the Company ("Registered Owners") and (b) stockholders who beneficially own shares of the Common Stock that are registered in a name other than their own (i.e., in the name of a broker, bank or other nominee) ("Beneficial Owners"). Registered Owners may participate directly in the Plan. To participate in the Plan, Beneficial Owners must either become Registered Owners by having such shares transferred into their own names or make arrangements with their broker, bank or other nominee to participate on their behalf.

Enrollment

  A Registered Owner may enroll in the Plan by completing and signing an Authorization Card and returning it to the Plan Administrator. If a Participant's shares are registered in more than one name (e.g., joint tenants or trustee), all Registered Owners of such shares must sign the Authorization Card exactly as their names appear on the account registration. Shareholders currently enrolled in the Plan will continue to participate in the Plan without any further action required on their part.

  For enrollment to be effective with respect to a particular cash dividend, an Authorization Card must be received from a stockholder on or before the record date established for such dividend. If the Authorization Card is received after that dividend record date, that dividend will be paid to the Participant in cash, and the reinvestment of dividends will begin on the dividend payment date (the "Investment Date") following the next dividend record date, provided that such stockholder is still an eligible stockholder.

  An eligible stockholder may also participate in the Plan through delivery of an Authorization Card and an optional cash deposit on or
      prior to the record date established for a particular Investment
Date.  (See "Purchases and Price of Shares" below).

  Beneficial Owners who wish to participate in the Plan must instruct their broker, bank or other nominee to complete and sign the Authorization Card and return it to the Plan Administrator. In certain situations where the broker, bank or other nominee holds shares of a Beneficial Owner in the name of a major securities depository, a Broker and Nominee Form (A "B&N Form") may also be required to participate in the Plan. The B&N form provides the only means by which a broker, bank or other nominee holding shares of a Beneficial Owner in the name of a major securities depository may invest optional cash deposits on behalf of such Beneficial Owner. A B&N Form must be delivered to the Plan Administrator each time that such broker, bank or other nominee transmits optional cash deposits on behalf of a Beneficial Owner. B&N Forms will be furnished upon request to the Plan Administrator at the address or telephone number specified below. A broker, bank or other nominee holding shares of a Beneficial Owner in the name of a major securities depository may also participate in the Plan through the Depository Trust Company ("DTC"). Currently, only the dividend reinvestment option is available through DTC. Interested parties should contact DTC directly for further details.

  If a stockholder returns a properly executed Authorization Card to the Plan Administrator without electing an investment option, such Authorization Card will be deemed to indicate the intention of such stockholder to apply any cash dividends and optional cash deposits toward the purchase of additional shares of the Common Stock.

  Written requests for Authorization Cards and B&N Forms should be directed to the Plan Administrator at:

                     First Union National Bank of North Carolina
                             Shareholder Services Group
                         230 South Tryon Street, 10th Floor
                        Charlotte, North Carolina  28288-1154

or call (800) 829-8432.

Options

  The Authorization Card provides for the purchase of additional shares of the Common Stock through the following investment options:

(1) If "Full Dividend Reinvestment" is elected, the Plan Administrator will apply any cash dividends on all shares of the Common Stock then or subsequently registered in the Participant's name, including all whole and fractional Plan
      Shares (as hereinafter defined and any dividends on all
Plan Shares, together with any optional cash deposits, toward the purchase of additional shares of the Common Stock. "Plan Shares" are all whole shares of the Common Stock and fractional share interests credited to a Participant's Plan account.

(2) If "Partial Dividend Reinvestment" is elected, the Plan Administrator will apply any cash dividends on only the specified number of shares of the Common Stock owned by the Participant on the applicable Record Date and specified on the Authorization Card ("Participating Shares") and any cash dividends on all Participating Shares, together with any optional cash deposits, towards the purchase of additional shares of the Common Stock.

(3) If "Optional Cash Deposits Only" is elected, the Participant will continue to receive any cash dividends on shares of the Common Stock registered in that Participant's name in the usual manner, when declared, and the Plan Administrator will apply only optional cash deposits received from the Participant toward the purchase of additional shares of the Common Stock.

  Each Participant may select any one of these three options.   Under
each of these options, any future cash dividends will be reinvested on all Participating Shares and on all Plan Shares held in the Plan account, including dividends on shares of the Common Stock purchased with optional cash deposits, until a Participant specifies otherwise or withdraws from the Plan altogether, or until the Plan is terminated. If a Participant would prefer to receive cash payments for dividends paid on Plan Shares rather than reinvest such dividends, those shares must be withdrawn from the Plan by written notification to the Plan Administrator.

  The Company retains the right to limit the amount of optional cash deposits it accepts for investment during any month if the amount of such optional cash deposits exceeds the amount that the Company believes, in its sole discretion, it can invest in a timely manner. In such case, each optional cash deposit of each Participant would be reduced by the same percentage and promptly returned without interest.

  Participants may change their investment options at any time by requesting a new Authorization Card and returning it to the Plan
Administrator at the address set forth below.


Costs
        Participants in the Plan pay no service charges or other fees for enrolling and participating in the Plan. All costs of administration of the Plan accounts are paid by the Company.
Participants will pay their prorata portion of brokerage costs for shares purchased in the open market.

Purchases and Price of Shares

  As of the date of this prospectus the price per share of authorized but unissued shares of the Common Stock purchased from the Company with reinvested dividends and optional cash deposits will be 97% of the Market Price (as defined). The current 3% discount rate is subject to change by the Company. In no event, however, will the discount rate exceed 5%. "Investment Date" means the date on which dividends are paid each month. For the purchases of shares of Common Stock from the Company after February 1, 1994, "Market Price" means the highest of the following series of prices: (1) the average of the high and low sales prices of the Common Shares, as quoted under the New York Stock Exchange ("NYSE") composite transaction, on the date that the distribution is declared; (2) the average of the daily closing prices of the Common Shares, as so quoted, for a period of 12 Trading Days prior to the Investment Date; and (3) the average of the high and low sales prices of the Common Shares, as so quoted, on the Trading Day prior to the Investment Date. A "Trading Day" means a day on which the NYSE is open for trading. The period encompassing the 12 Trading Days prior to the Investment Date of each month constitutes the relevant "Pricing Period". For purchases of shares of Common Stock from the Company on or prior to February 1, 1994, "Market Price" means the average of the daily high and low sale prices, computed to three decimal places, of the Common Stock as reported on the NYSE for the Pricing Period.

  Purchases on the open market will begin on the Investment Date and will be completed no later than 20 days from such date except where completion at a later date is necessary or advisable under any applicable federal securities laws. Such purchases may be made on any securities exchange where such shares are traded, in the over-the-counter market, or by negotiated transactions and may be subject to such terms with respect to price, delivery, and other terms as the Plan Administrator may agree to. Neither the Company nor any Participant shall have any authority or power to direct the time or price at which shares may be purchased.

  For shares purchased in the open market, the price per share will be 100% of the average price of all shares purchased for the Plan in all transactions in which such shares are purchased for a particular Investment Date. If on any Investment Date shares are purchased both from the Company and in the open market, the total purchase price (and
      in turn any discount from the Market Price) will be pro rated among all Participants purchasing shares on such Investment Date.

  Purchases of shares of the Common Stock from the Company will be made on the relevant Investment Date. A Participant's account in the Plan will be credited with that number of shares, plus fractional share interests computed to three decimal places, equal to the total amount to be invested on behalf of such Participant divided by the purchase price per share as calculated pursuant to the method described above. The total amount to be invested will depend, subject to limitations described elsewhere herein, on the amount of any dividends paid on the number of Participating Shares and Plan Shares in such Participant's Plan account and any optional cash deposits made by such Participant and available for investment prior to the related Investment Date.

NO INTEREST WILL BE PAID BY THE COMPANY OR THE PLAN ADMINISTRATOR ON ANY DIVIDENDS OR OPTIONAL CASH DEPOSITS HELD PENDING REINVESTMENT,
INVESTMENT, OR, IF APPLICABLE, RETURNED.

Reinvested Dividends. An Authorization Card requesting reinvestment of cash dividends must be received by the Plan Administrator on or before the record date established for a particular dividend. Purchases of shares of the Common Stock from the Company will be made on the Investment Date using the Market Price. If an Authorization Card is received by the Plan Administrator after the record date established for a particular dividend, reinvestment of dividends will begin on the Investment Date following the next dividend record date, provided that such stockholder is still an eligible stockholder.

Optional Cash Deposits. All Registered Owners who have submitted signed Authorization Cards indicating their intention to participate in this feature of the Plan are eligible to make optional cash deposits during any month. Each month the Plan Administrator, subject to certain limitations, will apply any optional cash deposit received from a Participant prior to the commencement of that month's Pricing Period to the purchase of additional shares of the Common Stock for the account of the Participant on the related Investment Date. As of the date of this prospectus, the price per share of the Common Stock purchased from the Company with optional cash deposits will be 97% of the Market Price.

  The Company retains the right to limit the amount of optional cash deposits it accepts for investment during any month if the amount of such optional cash deposits exceeds the amount that the Company believes, in its sole discretion, it can invest in a timely manner. In such case, each optional cash deposit of each Participant would be reduced by the same percentage and promptly returned without interest.
        A broker, bank or other nominee, as holder of shares of the
Common Stock on behalf of a Beneficial Owner, may utilize the Authorization Card for optional cash deposits, unless such entity holds the shares in the name of a major securities depository. If a broker, bank or other nominee holds shares of a Beneficial Owner in the name of a major securities depository, optional cash deposits must be made through the use of the B&N Form.

  Each optional cash deposit is subject to a minimum per month purchase limit of $50 and a maximum per month purchase limit of $10,000. For purposes of these limitations, all Plan accounts under the common control or management of a Participant will be aggregated. Optional cash deposits of less than $50 and any portion of an optional cash deposit which exceeds the $10,000 maximum purchase limit are subject to return to the Participant, without interest.

  Participants in the Plan are not obligated to make any optional cash deposits at any time. Optional cash deposits need not be in the same amount each month.

  Optional cash deposits will be invested in shares of the Common Stock each month. Optional cash deposits received by the Plan Administrator prior to the commencement of a Pricing Period will be invested on the Investment Date immediately following such Pricing Period. Optional cash deposits received during or after the commencement of a Pricing Period will be invested on the Investment Date immediately following the end of the next Pricing Period.

  Each month the Plan Administrator will apply any optional cash deposit for which funds are received prior to the commencement of a Pricing Period to the purchase of shares of the Common Stock for the account of the Participant on the Investment Date which relates to that Pricing Period. Optional cash deposits may be made with a check or money order
made payable to "First Union National Bank of N.C."   Wire transfers may
be made; wiring instructions can be obtained from the Plan
Administrator.

NO INTEREST WILL BE PAID BY THE COMPANY OR THE PLAN ADMINISTRATOR ON OPTIONAL CASH DEPOSITS HELD PENDING INVESTMENT OR RETURNED. OPTIONAL CASH DEPOSITS DO NOT CONSTITUTE DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

  In order for payments to be invested on the Investment Date, in addition to the receipt of funds prior to the commencement of a Pricing Period, the Plan Administrator must be in receipt of an Authorization Card or a B&N Form, as appropriate.

Dividends on Shares Held in Plan
        Dividends paid on shares held in the Plan (less any required withholding tax) will be credited to your Plan account. Dividends are paid on both full and fractional shares held in your account and are automatically reinvested.

Account Statements

  Each Participant will receive a statement of their account as soon as practicable after each Investment Date. The statements will contain a report of all transactions since the last statement, including information with respect to the number of shares allocated to the account, the amount of dividends received which are allocable to the Participant, the amount of Common Stock purchased therewith and the price paid. These statements are a continuing record of the cost of shares purchased and should be retained for income tax purposes.

  In addition, each Participant will receive, from time to time, communications sent to every other holder of the Common Stock.

  Each Participant will receive annually Internal Revenue Service information (on Form 1099) for reporting dividend income received.

Certificates for Shares

  The Certificates for shares purchased for a Participant's account will be held in the name of the Plan Administrator or its nominee. The number of shares purchased will be shown on the monthly statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates, and reduces the costs of the Plan. Certificates for any number of whole shares credited to a Participant's account will be issued in their name upon written request to the Plan Administrator. Certificates for fractional shares will not be issued. Should a Participant want their certificates issued in a different name, such Participant must notify the Plan Administrator in writing and comply with applicable transfer requirements. If a Participant wishes to sell any whole shares credited to their account under the Plan, they will have the option of either
(i) receiving a certificate for such whole number of shares or
(ii) requesting that such shares held in their account be sold, in which case the shares will be sold on the open market as soon as practicable. Brokerage commissions on such sales will not be paid by the Company, and will be deducted from the sales proceeds. See "Termination of Participation." If a Participant wishes to pledge shares credited to their account, they must first have the certificate for those shares issued in their name.

Withdrawal of Shares in Plan Accounts

        Plan Shares credited to a Participant's account may be withdrawn by a Participant by notifying the Plan Administrator in writing, specifying the number of shares to be withdrawn. A stock certificate for the number of whole shares of the Common Stock so withdrawn will be issued to and registered in the name of the Participant. In no case will certificates be issued for fractional share interests credited to a Participant's Plan account. Upon termination of participation in the Plan, a Participant will receive a check for the value of any fractional share interests, less the Participant's share of any related brokerage commissions and any applicable transfer taxes.

  If the Participant has authorized "Full Dividend Reinvestment," cash dividends with respect to shares withdrawn from a Participant's account will continue to be reinvested unless such Participant sends the Plan Administrator a new Authorization Card specifying that reinvestment be discontinued on those shares. If, however, cash dividends with respect to only a portion of the shares registered in a Participant's name are being reinvested, the Plan Administrator will continue to reinvest dividends on only the number of shares specified by the Participant on the Authorization Card unless a new Authorization Card specifying a different number of shares is delivered.

  Even if a Participant sells or transfers all of the shares of the Common Stock registered in the Participant's name, the Plan Administrator will continue to reinvest dividends on the Plan Shares held for the Participant's Plan account until a written request for withdrawal from the Plan is received from the Participant. A Participant must maintain a balance in the Participant's Plan account in order to continue to participate in the Plan.

Termination of Participation

  Participants may discontinue reinvestment of dividends under the Plan with respect to any of their shares (including shares held in the Plan) at any time by notifying the Plan Administrator in writing. A notice of termination received by the Plan Administrator after the record date for an Investment Date will not be effective until the next following Investment Date.

  If a Participant notifies the Plan Administrator of termination of participation in the Plan with respect to all of their shares, or if a Participant's participation in the Plan is deemed to have been terminated or is terminated by the Company, such Participant may elect either (i) to receive a certificate for whole shares credited to their account under the Plan or (ii) to request that any shares held in their account be sold, in which case the shares will be sold on the open market as soon as practicable. In either case the Participant will be sent a check representing the value of any fractional share computed on
      the basis of the average of the high and low sales prices of the
Common Stock as reported on the New York Stock Exchange on the date their account is terminated. Brokerage commissions on sales will not be paid by the Company, and will be deducted from the sales proceeds. In addition, if a Participant terminates participation in the Plan with respect to all of their shares, they will be subject to a service charge imposed by the Plan Administrator, which will not be paid by the Company. If the Company terminates the Plan, the Participant will receive a certificate for the number of whole shares credited to their account under the Plan and a check for the value of any fractional share (computed as described in the preceding paragraph).

  A participant who changes his address must promptly notify the Plan Administrator. If a participant moves his residence to a state where shares offered pursuant to the Plan are not registered or exempt from registration under applicable securities laws, the Company may deem the participant to have terminated participation in the Plan.

Voting of Shares Held Under the Plan

  Each Participant will be able to vote all shares of Common Stock (including fractional shares) credited to their account under the Plan at the same time that they vote the shares registered in their name on the records of the Company.

Stock Dividends, Stock Splits and Rights Offerings

  Any stock dividends or splits distributed by the Company with respect to shares held in the Plan for each Participant will be credited to his or her Plan account. If the Company issues to its shareholders rights to subscribe to additional shares, such rights will be issued to Participants based on his or her total share holdings, including shares held in his or her Plan account.

Responsibility of the Plan Administrator and the Company Under the Plan

  First Union, as the Plan Administrator, will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant's account upon a participant's death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.

  All notices from the Plan Administrator to a participant will be mailed to the participant at his last address of record with the Plan Administrator, which will satisfy the Plan Administrator's duty to give notice. Participants must promptly notify the Plan Administrator of any change in address.
        Participants should recognize that neither the Company nor the
Plan Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the Plan.

Interpretation and Regulation of the Plan

  The Company reserves the right, without notice to participants, to interpret and regulate the Plan as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

Change in or Discontinuance of the Plan

  While the Company hopes to continue the Plan indefinitely, it reserves the right to suspend or discontinue the Plan at any time, including the period between a dividend record date and the related dividend payment date. It also reserves the right to make modifications to the Plan, including the right to change the discount rate, or to suspend or discontinue the discount. Under no circumstances will the discount rate exceed 5%. Participants will be notified of any such suspension, discontinuance or material modification. The Company also reserves the right to terminate any Participant's participation in the Plan at any time.

Federal Income Tax Consequences of Participation in the Plan

  The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the Plan. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of dividend reinvestment plans. No ruling, however, has been issued or requested regarding the Plan. The following discussion is for general information only, and Participants must consult their own tax advisors to determine the particular tax consequences that may result from participation in the Plan and the disposition of any shares purchased pursuant to the Plan.

Reinvested Dividends. Participants in the Plan will be treated for federal income tax purposes as having received, on the dividend payment date, a distribution in an amount equal to the fair market value on that date of the shares acquired with reinvested dividends (plus a pro rata portion of any brokerage cost incurred in open market purchases of the shares). Such shares will have an initial tax basis equal to the same amount. For federal income tax purposes, the fair market value of shares acquired with reinvested dividends under the Plan should be equal
      to 100% of the average of the high and low sale prices of the shares, rounded to the nearest eighth of a dollar, on the dividend payment date. It should be noted that the fair market value on the dividend payment date is likely to differ from the Market Price. The amount treated as a distribution will constitute a dividend for federal income tax purposes to the same extent that a cash distribution would be so treated. The holding period for a share of Common Stock (including a fractional share) generally will begin on the day after the dividend payment date that the share was acquired. The holding period of a whole share resulting from the acquisition of two or more fractional shares on different dividend payment dates normally will be split between the holding periods of the fractional components comprising the whole share.

Optional Cash Payments. Participants will be treated as having received a distribution upon the purchase of shares with an optional cash deposit in an amount equal to the excess, if any, of the fair market value of the shares on the date on which they were acquired (plus a pro rata portion of any brokerage cost incurred in open market purchases of the shares) over the amount of the optional cash deposit. Such shares will have an initial tax basis equal to the amount of the deposit plus the excess, if any, of the fair market value of the shares purchased over the amount of the deposit. The fair market value on an acquisition date is likely to differ from the Market Price. The amount treated as a distribution will constitute a dividend for federal income tax purposes to the same extent that a cash distribution would be so treated. The holding period for a share of Common Stock (including a fractional share) generally will begin on the day after the dividend payment date that the share was acquired. The holding period of a whole share resulting from the acquisition of two or more fractional shares on different dividend payment dates normally will be split between the holding periods of the fractional components comprising the whole share.

Receipt of Share Certificates and Cash. A Participant will not realize any taxable income other than that described above upon the mere receipt of certificates for whole shares credited to the Participant's account, either upon the Participant's request for certain of those shares or upon termination in the Plan. A Participant will realize gain or loss upon the sale or exchange of shares acquired under the Plan. A Participant will also realize gain or loss upon receipt, following termination of participation in the Plan, of a cash payment for any fractional share interests credited to the Participant's account. The amount of any such gain or loss will be the difference between the amount that the Participant received for the shares or fractional share interests (net of any applicable fees or expenses) and the tax basis thereof.

      Plan of Distribution

  The Common Stock sold under the Plan is being distributed directly by the Company rather than through an underwriter, broker or dealer. There will be no brokerage commissions or other fees charged to Participants in connection with purchases of the Common Stock made directly through the Company under the Plan. Participants will be charged a pro rata portion of brokerage costs for shares purchased in the open market. Upon withdrawal by a Participant from the Plan by the sale of the Common Stock held under the Plan, the Participant will receive the proceeds of such sale less any related brokerage commissions and any applicable transfer taxes.

  Persons who satisfy the eligibility requirements for participation in the Plan, including brokers or dealers, will be permitted to purchase additional shares through optional cash deposits at a discount from the Market Price (as defined above) subject to the applicable $50 minimum and $10,000 maximum purchase limitations per month.

  The Common Stock may not be available under the Plan in all states. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of the Common Stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

Indemnification of Directors and Officers of the Company

  Directors and officers of the Company shall be indemnified against liabilities, fines, penalties, and claims imposed upon or asserted against them, except for matters as to which they are liable because of willful misconduct or a knowing violation of the criminal law, as provided in the Company's Articles of Incorporation and the Virginia Stock Corporation Act. This indemnification covers all costs and expenses reasonably incurred by a director or officer. In addition, the Virginia Stock Corporation Act and the Company's Articles of Incorporation may, under certain circumstances, eliminate the liability of directors and officers in a shareholder or derivative proceeding.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of
      its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Experts

  The financial statements and schedules of Resource Mortgage Capital, Inc. appearing in the Company's Annual Report amended as reflected in the Form 10-K\A for the year ended December 31, 1992, have been audited by KPMG Peat Marwick, independent certified public accountants, as set forth in their report included therein and incorporated herein by reference. Such financial statements and schedules are incorporated herein in reliance upon the reports of KPMG Peat Marwick pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) and upon the authority of such firm as experts in auditing and accounting.

Address of the Plan Administrator

  Authorization cards, optional cash payments, changes in name, address or investment options, notices of termination and requests for refunds of payments to purchase shares, certificates or the sale of shares held in the Plan should be directed to:

                 First Union National Bank of North Carolina
                       Shareholder Services Group
                 230 South Tryon Street, 10th Floor
               Charlotte, North Carolina  28288-1154

or call (800) 829-8432.

Inquiries Regarding the Plan

  Please address questions about the Plan and your participation to:

             Resource Mortgage Capital, Inc.
             10500 Little Patuxent Parkway, Suite 650
             Columbia, Maryland  21044
             Attention:  Investor Relations

or call (410) 715-2000.
PAGE
                                        Part II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

   Registration Fee                                             $ 10,043
  *Legal Fees and Expenses                                         5,000
  *Accounting Fees and
     Expenses                                                      3,500
  *Blue Sky Qualifications
     and Expenses                                                  3,000
  *New York Stock Exchange
     Listing Fee                                                   3,500
  *Printing                                                        1,000
  *Miscellaneous                                                   1,000

       TOTAL                                                     $27,043
                                                                 =======

- ---------------
*Estimated

Item 15.  Indemnification of Directors and Officers

          The Virginia Stock Corporation Act and the Company's Articles of Incorporation provide for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933.  The
Company's Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses, and other amounts imposed on them by reason of having been a director or officer, except in the case of willful
misconduct or a knowing violation of criminal law.  The Company also carries insurance on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act of
1933. In addition, the Virginia Stock Corporation Act and the Company's Articles of Incorporation eliminate the liability of a director or officer of the Company in a shareholder or derivative proceeding except in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws.
PAGE
      Item 16.    Exhibits

     3.1   -       Articles of Incorporation (incorporated herein by
reference to (i) Amendment No. 2 of the Company's
Registration Statement on Form S-11 (No. 33-19261) dated February 4, 1988 and (ii) the Company's Current
Report on Form 8-K dated December 27, 1989).

     3.2   -       Bylaws (incorporated herein by reference to (i)
Amendment No. 2 of the Company's Registration
Statement on Form S-11 (No. 33-19261) dated February
4, 1988 and (ii) Annual Report on Form 10-K dated
December 31, 1992).

     5.1   -       Opinion of Venable, Baetjer and Howard.

    24.1   -       Consent of KPMG Peat Marwick.

    24.2   -       Consent of Venable, Baetjer and Howard (included in
Exhibit 5.1).

    25.1   -       Power of Attorney relating to subsequent amendments
(contained on page II-4 hereof).

    99.1   -      Letter to shareholders with respect to Dividend
                  Reinvestment and Stock Purchase Plan


Item 17.     Undertakings

     (a)  The undersigned Registrant hereby undertakes as follows:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

            (i)    To include any prospectus required by section
                   10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration
                         statement or any material change to such
                   information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities
Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) of 15(d) of the Securities
Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
PAGE

SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, and the State of Maryland, on January 28, 1994.

                                     RESOURCE MORTGAGE CAPITAL, INC.


                                     By Thomas H. Potts
                                        -------------------
                                        Thomas H. Potts
                                        President


  Each person whose signature appears below does hereby make, constitute and appoint Thomas H. Potts and Lynn K. Geurin, and each of them, his true and lawful attorney with full power of substitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behalf, and in his capacity or capacities as stated below, any amendment (including post-effective amendments) to the Registration Statement with all exhibits thereto, making such changes in the Registration Statement as the Registrant deems appropriate.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on January 28, 1994.


Thomas H. Potts                       President and Director (Prin-
- -------------------------------
Thomas H. Potts                       cipal Executive Officer)

Lynn K. Geurin                        Secretary and Treasurer
- -------------------------------
Lynn K. Geurin                        (Principal Financial and
                                       Accounting Officer)

J. Sidney Davenport, IV               Executive Vice President and
- -------------------------------
J. Sidney Davenport, IV               Director

Richard C. Leone                      Director
- -------------------------------
Richard C. Leone

Paul S. Reid                          Director
- -------------------------------
Paul S. Reid

Donald B. Vaden                       Director
- -------------------------------
Donald B. Vaden
PAGE
      EXHIBIT INDEX

Exhibit

 5.1         Opinion of Venable, Baetjer and Howard

24.1         Consent of KPMG Peat Marwick

99.1         Letter to Shareholders with respect
             to Dividend Reinvestment and Stock
             Purchase Plan

PAGE
                                         Exhibit 5.1


                                  January 28, 1994



Resource Mortgage Capital, Inc.
10500 Little Patuxent Parkway
Columbia, Maryland  21044

                  Resource Mortgage Capital, Inc.
                  Registration Statement on Form S-3

Dear Sirs:

  We have acted as counsel to Resource Mortgage Capital, Inc., a Virginia corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 1,000,000 shares of its Common Stock, $.01 par value, to be issued pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan.

  In that connection, we have examined originals or copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Articles of Incorporation, as amended, and By-laws of the Company. We have assumed without independent verification the genuineness of signatures, the authenticity of documents, and the conformity with originals of copies.

  Based upon the foregoing, we are of opinion that the shares being sold by the Company, when issued and sold in accordance with the terms of the Company's Dividend Reinvestment and Stock Purchase Plan described in the Registration Statement, will be validly issued, fully paid and non-assessable.

  We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

  By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

                                      Very truly yours,


                                  Venable, Baetjer & Howard
PAGE
                                       Exhibit 24.1


                             Accountant's Consent


The Board of Directors
Resource Mortgage Capital, Inc.:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                             KPMG PEAT MARWICK

Baltimore, Maryland
January 28, 1994PAGE

Exhibit 99.1

                                            January 28, 1994


Dear Shareholder:

  We appreciate your choice of Resource Mortgage Capital, Inc. to help meet your financial goals and we are proud of the confidence you have placed in us. In the enclosed Prospectus you will find detailed information about the Company's Dividend Reinvestment and Stock Purchase Plan.

  The Plan provides you with a convenient and economical way to reinvest cash dividends and optional cash deposits in additional shares of the Company's common stock purchased automatically through the Plan Administrator at a discount, in most cases, to the market price; as of the date of the Prospectus, the discount is 3%. See the section entitled "The Plan" within the Prospectus. First Union National Bank of North Carolina ("First Union"), the transfer agent, acts as the Plan Administrator for participating shareholders.

  Here are answers to a few commonly-asked questions about the Company's dividend reinvestment plan. Please read the enclosed Prospectus carefully before deciding whether to participate. Each shareholder currently participating in the Plan will continue to participate without any further action required on his or her part.

What is the Dividend Reinvestment and Stock Purchase Plan?

  As a shareholder in the Company, you have the opportunity to re-invest your cash dividends in additional shares of the common stock at a discount, in most cases, from the market price. This service is offered by the Company for your benefit through First Union, the dividend disbursing agent for the Company. To supplement your stock acquisitions, you may also send additional cash payments to First Union prior to each dividend payment date ("Investment Date").

What options are available?

  The Authorization Card provides for the purchase of additional shares of the Company's common stock through the following investment options:

    (1) Full Dividend Reinvestment - the Plan Administrator will apply any cash dividends on all shares of the common stock registered in your name, together with any optional cash deposits, toward the purchase of additional shares of the common stock.

    (2) Partial Dividend Reinvestment - the Plan Administrator will apply any cash dividends on only the number of participating shares you
      specify on the Authorization Card, together with any optional cash deposits, toward the purchase of additional shares of the Common Stock.

    (3) Optional Cash Deposits Only - you will continue to receive any cash dividends on shares of the Common Stock registered in your name, and the Plan Administrator will apply only optional cash deposits received from you toward the purchase of additional shares of the Common Stock.

  The Company retains the right to limit the amount of optional cash deposits it accepts for investment during any month if the amount of such optional cash deposits exceeds the amount that the Company believes, in its sole discretion, it can invest in a timely manner. In such case, each optional cash deposit of each Participant would be reduced by the same percentage and promptly returned without interest.

Can I change my options?

  Yes. Participants may change their investment options at any time by requesting a new Authorization Card and returning it to First Union at the address listed on the back of the card.

How does the plan work?

  All you have to do is enroll. Once you have enrolled, First Union will automatically reinvest your dividends. Each dividend period, First Union will purchase shares of Resource Mortgage at a discount to the current market price with your dividend and, up to the Company's limit, any additional cash payments you send them. Shares purchased for you, including fractional shares, will be credited to your account.

  Certificates for shares purchased under the Plan will be held by First Union, at no cost to you, until you request delivery of the certificates to you.

How do I enroll?

  All shareholders of the Company are eligible. If you hold shares of Resource Mortgage in your own name, complete the Authorization Card in the back of the enclosed prospectus and mail it to First Union at the address provided on the card to enroll. Stockholders previously enrolled in the Plan will continue to participate without any further action required on their part.

  If your stock is registered in a name other than your own (e.g., in the name of a broker or bank nominee) and you want to participate in the Plan, you may request that your broker or nominee enroll on your behalf. Participants whose shares are registered in the name of their broker or nominee must verify for themselves the extent to which the broker or nominee will provide all of the services and features of the Plan directly to the Participant. All communications regarding the Plan by these shareholders must be made directly to the broker or nominee. See
      the section entitled "Enrollment" within the prospectus for further details.

Is there a cost to participate?

  Resource Mortgage will pay all costs relating to the administration and maintenance of the Dividend Reinvestment and Stock Purchase Plan. There will be no brokerage commission on shares issued by and purchased from the Company. For shares purchased on the open market, you will pay a pro rata portion of brokerage commissions each dividend period.

Whom should I contact for additional information?

  If you hold shares in your own name, questions pertaining to the Dividend Reinvestment Plan should be directed to:

                   First Union National Bank of North Carolina
                   Shareholder Services Group
                   230 South Tryon Street
                   10th Floor
                   Charlotte, North Carolina  28288-1154

                  (800) 829-8432

If your shares are not held in your name, contact your brokerage firm, bank or other nominee for more information.

  Questions pertaining to Resource Mortgage Capital, Inc. should be directed to:

                   Investor Relations
                   Resource Mortgage Capital, Inc.
                   10500 Little Patuxent Parkway, Suite 650
                   Columbia, MD  21044

                   (410) 715-2000

  Please take a few moments to consider carefully the advantages of enrolling in this program.

                                             Sincerely,



                                            Thomas H. Potts
                                            President


(..continued)